Exhibit (A)(1)(K)

FORM OF

TRUSTEE INSTRUCTION FORM

CON-WAY [PLAN]

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

CON-WAY INC.

a Delaware corporation

at

$47.60 NET PER SHARE

Pursuant to the Offer to Purchase

Dated September 15, 2015

by

CANADA MERGER CORP.

a wholly-owned subsidiary of

XPO LOGISTICS, INC.

BEFORE SUBMITTING YOUR TENDER OFFER INSTRUCTIONS, YOU SHOULD CAREFULLY READ THE OFFER DOCUMENTS AND ALL ENCLOSED MATERIALS.

INSTRUCTIONS TO T. ROWE PRICE TRUST COMPANY, AS DIRECTED TRUSTEE OF THE CON-WAY [PLAN] (THE “PLAN”) THROUGH THE INDEPENDENT PLAN TABULATOR, COMPUTERSHARE TRUST COMPANY, N.A., IN RESPONSE TO THE OFFER TO PURCHASE ANY AND ALL COMMON SHARES OF CON-WAY INC. FOR $47.60 NET PER SHARE.

T. ROWE PRICE TRUST COMPANY, AS DIRECTED TRUSTEE, MAKES NO RECOMMENDATION AS TO YOUR DECISION TO TENDER OR NOT TO TENDER SHARES ALLOCATED TO YOUR ACCOUNT.

If you wish to tender ALL of the Shares allocated to your Plan account, please check the appropriate box below, and sign and return this Instruction Form in the envelope provided, or at the addresses shown on the reverse by the deadline described in the Notice to Participants and Beneficiaries:

☐ YES, TENDER all of the Shares allocated to my Plan account as of October 14, 2015.

If you do not wish to tender ALL of the Shares, you do not need to return this form.

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on account
«First1» «Last1» «Addr2» «Addr1» «City», «St» «Zip» «Country» «Holder Account Number»

As a participant (or beneficiary) in the Con-way [Plan[, I acknowledge that I have reviewed the Offer to Purchase for Cash all Outstanding Shares of Common Stock of Con-way Inc. for $47.60 net per Share.

I hereby direct T. Rowe Price Trust Company, as the directed Trustee of the Plan (the “Trustee”), through Computershare Trust Company, N.A. (the “Independent Plan Tabulator”), to tender all of the Shares allocated to my account under the Plan as indicated above.

I understand that if I sign, date and return this Instruction Form but do not provide the Trustee (through the Independent Plan Tabulator, Computershare Trust Company, N.A.) with direction, the Trustee will treat this action as an instruction by me not to tender the Shares allocated to my Plan account.

Signature	Date

Daytime Telephone #

Your instructions may be changed or revoked at any time up until the deadline by delivering a new Instruction Form to the Independent Plan Tabulator.

You may return your Instruction Form in the enclosed envelope:

By First Class Mail:

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

By Facsimile:

(617) 360-6810

By Registered or Certified or Overnight Delivery:

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

250 Royall Street

Suite V

Canton, MA 02021

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